 Exhibit 10.26
AGREEMENT

PartA: Yangling Dongke Madisen Pharmaceutical Co., Ltd.
Address: 8 Xinqiao Road Yangling Demonstration Zone

Party B: Dongke Zhao
ID No.: 610113541118041

According to the people’s republic of china contract law and other applicable law, both parties are agreed to abide by the following items:

1  PartyA consign partyB to apply for patent for the following products: Yiganshukang Capsule ( cure hepatitis B), Xianchan Tablets (Chinese traditional medicine cure cancer), Ganhanweikang Capsule ( cure chronic stomach disease).

2  PartyA provide all the necessary document, and cover the fees. The annual fee of patent is also paid by PartyA.

3 When the patent application is approved, its ownership belongs to PartyA. PartyB only represent the PartyA to apply and temporarily keep, and do not have any right related to the patent.

4  When the patent is approved, PartyB can not use, or transform it without the consent of PartyA.

5  When the patent need to transform to PartyA, the PartyB must provide assistant unconditionally. PartyA paid the related expenses.

6  Both Parties are entitled to rights and obligations according to this agreement, any party can not violate.

7 Both parties are entitled to reach additional agreement to cover the unmentioned items in the agreement. The additional one has the same legal effect.

8  This agreement has two copies, which have the same effect.

PartA（signature sealed）	Party B（Signature）
February 16, 2005	February 16, 2005